                                                                    EX-99.B 6(a)


                                    AMENDED
                             DISTRIBUTION AGREEMENT


                                STAGECOACH INC.
                               111 Center Street
                          Little Rock, Arkansas  72201


                                                  February 1, 1994


Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201


Dear Sirs:

             This will confirm the agreement between the undersigned (the "Company"), on behalf of each of its portfolios now or hereafter in effect (each, a "Fund"), and you ("Distributor") as follows:

             1. As the Company's agent, Distributor shall be the exclusive distributor for the unsold portion of shares of the Fund that are registered under the Securities Act of 1933 (the "1933 Act").

             2. The Company shall sell through Distributor, as the Company's agent, and deliver, upon the terms set forth herein, Fund shares that Distributor orders from the Company and for which Distributor has received and confirmed unconditional purchase orders. All orders from Distributor shall be subject to acceptance and confirmation by the Company. The Company shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

             3. As the Company's agent, Distributor may sell and distribute Fund shares in such manner not inconsistent with the provisions hereof as Distributor may determine from time to time. In that connection Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the Investment Company Act of 1940 (the "1940 Act") and of any securities association registered under the Securities Exchange Act of 1934 (the "1934 Act").

             4. The Company reserves the right to sell Fund shares to purchasers to the extent that it or the transfer agent for Fund shares receives purchase applications therefor. Distributor's right to accept purchase orders for Fund shares or to make sales thereof shall not apply to Fund shares that may be offered by the Company to shareholders for the reinvestment of cash distributed to


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shareholders by the Company or Fund shares that may otherwise be offered by the
Company to shareholders, unless Distributor is otherwise notified by the Company.

             5. All shares offered for sale and sold by Distributor shall be offered for sale and sold by Distributor to or through securities dealers or banks and other depository institutions having agreements with Distributor ("Servicing Agents") upon the terms and conditions set forth in paragraph 7(b) hereof or to investors at the price per share (the "offering price", which is the net asset value per share plus the applicable sales charge, if any) specified and determined as provided in the Prospectus (the "Prospectus") included in the Company's Registration Statement, as amended from time to time, under the 1933 Act and the 1940 Act (the "Registration Statement"), relating to the offering of its shares for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. The Company shall determine and furnish promptly to Distributor a statement of the offering price at least once on each day on which the Prospectus states the Company is required to determine the Company's net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, the Company shall consider a purchase order to have been presented to it at the time it was originally entered by Distributor for transmission to it, provided the original purchase order and Distributor's fulfilling order to the Company are appropriately time stamped or evidenced to show the time of original entry and that Distributor's fulfilling order to the Company is received by the Company within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of shares shall be made for full and fractional shares, carried to the third decimal place.

             6. Ownership of Fund shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Company or to its agent designated for the purpose. No certificates for shares of the Fund will be issued.

             7.     (a)    Distributor shall from time to time employ or
associate with it such persons as it believes necessary to assist it in carrying out its obligations under this agreement. The compensation of such persons shall be paid by Distributor.

                    (b) Distributor shall have the right to enter into servicing agreements with Servicing Agents of its choice for the sale or marketing of Fund shares at the offering price and upon the terms and conditions set forth in the Prospectus. Distributor may amend those agreements, or modify the form of agreement, only upon approval of the Company.

                    (c) Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state laws.

                    (d) Distributor shall pay all expenses incurred in connection with: (i) printing and distributing such number of copies of the Prospectus as Distributor deems necessary for use in connection with offering Fund shares to prospective investors, (ii) preparing, printing and distributing any other literature and advertising deemed appropriate by Distributor for use in connection with offering Fund shares for sale and (iii) all other expenses incurred in connection





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with the sale of Fund shares as contemplated by this agreement, except as otherwise specifically provided in this agreement. In addition, it is understood and agreed that, so long as a plan of distribution of a Fund adopted pursuant to Rule 12b-1 of the 1940 Act (a "Plan") continues in effect, any expenses incurred by Distributor hereunder in connection with such Fund may be paid from amounts received by it from such Fund under the Plan. So long as a Plan continues in effect, Distributor shall be entitled to receive reimbursement from the Company under the Plan for actual expenses incurred in connection with the Fund to the extent such expenses are reimbursable under the Plan and shall be entitled to receive compensation for distribution-related services to the extent provided for under the Plan. Distributor shall provide to the Board of Directors of the Company and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended, the purposes for which such expenditures were made, the amounts of reimbursements received and the amounts of compensation received.

                    (e) The Company shall execute all documents and furnish any information which may be reasonably necessary in connection with the qualification of Fund shares of the Company for sale in jurisdictions designated by Distributor.

             8. The Company shall furnish Distributor from time to time, for use in connection with the sale of Fund shares, such written information with respect to the Company as Distributor may reasonably request. In each case such written information shall be signed by an authorized officer of the Company. The Company represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Company shall also furnish to Distributor copies of its reports to its stockholders and such additional information regarding the Company's financial condition as Distributor may reasonably request from time to time.

             9. The Registration Statement and the Prospectus have been or will be, as the case may be, carefully prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"). The Company represents and warrants to Distributor that the Registration Statement and the Prospectus contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registration Statement nor the Prospectus, when it shall become effective under the 1933 Act or be authorized for use, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. The Company shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Company's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. If the Company shall not file such amendment or amendments within 15 days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement immediately. The Company shall not file any amendment to the Registration Statement or the Prospectus without giving Distributor reasonable notice thereof in advance, provided that nothing in this





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agreement shall in any way limit the Company's right to file at any time such amendments to the Registration Statement or the Prospectus as the Company may deem advisable. The Company represents and warrants to Distributor that any amendment to the Registration Statement or the Prospectus filed hereafter by the Company will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares.

             10. Subject to the provisions of paragraph 7, the Company shall prepare and furnish to Distributor from time to time such number of copies of the most recent form of the Prospectus filed with the SEC as Distributor may reasonably request. The Company authorizes Distributor and Servicing Agents to use the Prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Fund shares. The Company shall indemnify, defend and hold harmless Distributor, its officers and partners and any person who controls Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or partners or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading. Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or partner of Distributor and who is also a director of the Company, shall not inure to the benefit of such officer or partner unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act, and in no event shall anything contained herein be so construed as to protect Distributor against any liability to the Company or its stockholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement. This indemnity agreement is expressly conditioned upon the Company's being notified of any action brought against Distributor, its officers or partners or any such controlling person, which notification shall be given by letter or by telegram addressed to the Company at its principal office in Little Rock, Arkansas, and sent to the Company by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served.
The failure to notify the Company of any such action shall not relieve the Company from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Company shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Company and approved by Distributor. If the Company elects to assume the defense of any such suit and retain counsel approved by





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Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Company does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Company, the Company will reimburse Distributor, its officers and partners or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. In addition, Distributor shall have the right to employ one separate counsel to represent it, its officers and partners and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Distributor against the Company hereunder if in the reasonable judgment of Distributor it is advisable because of actual or potential differing interests between the Distributor, its officers and partners or such controlling person and the Company in the conduct of the defense of such action, for Distributor, its officers and partners or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Company. This indemnity agreement and the Company's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and partners or any such controlling person and shall survive the delivery of any shares as provided in this agreement. This indemnity agreement shall inure exclusively to the benefit of Distributor and its successors, Distributor's officers and partners and their respective estates and any such controlling persons and their successors and estates. The Company shall promptly notify Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Fund shares.

             11. Distributor agrees to indemnify, defend and hold harmless the Company, its officers and directors and any person who controls the Company within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or directors or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Company specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading and (b) any alleged act or omission on Distributor's part as the Company's agent that has not been expressly authorized by the Company in writing. This indemnity agreement is expressly conditioned upon Distributor's being notified of any action brought against the Company, its officers and directors or any such controlling person, which notification shall be given by letter or telegram, addressed to Distributor at its principal office in Little Rock, Arkansas, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Company, its officers or directors or such controlling person by reason of any such alleged misstatement or omission on Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph. Distributor shall have a right to control the defense of





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such action with counsel of its own choosing and approved by the Company if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Company, its officers and directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.

             12. No Fund shares shall be sold through Distributor or by the Company under this agreement and no orders for the purchase of Fund shares shall be confirmed or accepted by the Company if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Company's obligation to redeem Fund shares from any shareholder in accordance with the provisions of its Articles of Incorporation. The Company will use its best efforts at all times to have Fund shares effectively registered under the 1933 Act.

             13.    The Company agrees to advise Distributor immediately:

                    (a) of any request by the SEC for amendments to the Registration Statement or the Prospectus or for additional information;

                    (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;

                    (c) of the happening of any material event that makes untrue any statement made in the Registration Statement or the Prospectus or that requires the making of a change in either thereof in order to make the statements therein not misleading; and

                    (d) of any action of the SEC with respect to any amendments to the Registration Statement or the Prospectus that may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

             14. Insofar as they concern the Company, the Company shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

             15. Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this agreement, but no such appointment or employment shall relieve Distributor of any of its responsibilities or obligations to the Company under this agreement.

             16. Subject to the provisions of paragraph 9, this agreement shall continue in effect until such time as there shall remain no unsold balance of Fund shares registered under the 1933 Act, provided that this agreement shall continue in effect for a period of more than one year from the date hereof only so long as such continuance is specifically approved at least annually in





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accordance with the 1940 Act and the rules thereunder.  This agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Company upon 60 days' written notice to Distributor or by Distributor at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Company.

             17. This agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.





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             If the foregoing correctly sets forth the agreement between the
Company and Distributor, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                        Very truly yours,

                                        STAGECOACH INC.



                                        By:
                                           ------------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------



ACCEPTED as of the date
set forth above:

STEPHENS INC.



By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------





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


                                 STEPHENS INC.
                               111 Center Street
                          Little Rock, Arkansas  72201


                                    FORM OF
                            SELLING GROUP AGREEMENT

                                STAGECOACH INC.


Ladies and Gentlemen:

             We are the exclusive distributor of the shares of capital stock of the several portfolios (each a "Fund" and collectively the "Funds") of Stagecoach Inc. (the "Company"), a Maryland corporation, pursuant to the terms of a Distribution Agreement between us and the Company. We invite you to participate in the distribution of the shares of capital stock of certain of the Funds (as identified to you from time to time) ("Shares") on the following terms:

             1. You represent and warrant that you are either (a) a registered broker or dealer pursuant to the Securities Exchange Act of 1934 ("1934 Act"), and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and that you will maintain such registration and membership and abide by the Rules of Fair Practice, the Constitution and By-Laws of the NASD and all other rules and regulations that are now or may become applicable to you and your activities hereunder; or (b) a bank exempt from registration as a broker-dealer under the federal securities laws, and that you will conduct your activities hereunder and otherwise in a manner so as to remain exempt from such registration and in compliance with the provisions of the Glass-Steagall Act and all other rules and regulations that are now or may become applicable to you and your activities hereunder.

             2. You represent and warrant that you are registered or qualified to act as a broker or dealer (or are exempt from being required to register or qualify as such) in the states or other jurisdictions where you transact business. You agree that you will maintain such registrations or qualifications in full force and effect throughout the term of this Agreement (and if an exemption becomes no longer available, to immediately so qualify or register). You agree to comply with all applicable federal, state and local laws, including, without limiting the generality of the foregoing, the Securities Act of 1933, the 1934 Act and the Investment


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                  Company Act of 1940 ("1940 Act"), and all applicable rules or regulations thereunder. You agree to offer and sell Shares only in the states and other jurisdictions in which we have indicated that such offers and sales can be made and in which you are qualified to so act. You further agree not to offer or sell Shares outside the several states, territories and possessions of the United States.

             3. You agree to offer and sell Shares of the Funds to your customers only at the applicable public offering price (which is the net asset value per share plus the applicable sales load, if any) then in effect as described in the respective Fund's then currently effective prospectus, including any supplements or amendments thereto ("Prospectus"). You may establish and charge reasonable service fees to your clients for processing exchange or redemption orders for Shares, provided you disclose the fees to your clients.

             4. Purchase orders for Shares ("Purchase Orders") received from you and accepted by us will be executed at the applicable public offering price next determined after our receipt and acceptance of such Purchase Order, in accordance with the Prospectuses. All Purchase Orders must meet the applicable minimum initial and subsequent investment requirements as described and set forth in the Prospectuses. You agree to date and time stamp all orders received by you and to promptly forward all Purchase Orders to us or the Company's Transfer Agent in time for processing at the public offering price next determined after receipt by you. You agree that you will not withhold Purchase Orders or purchase shares in anticipation of receiving Purchase Orders from customers. The procedures applicable to the handling of Purchase Orders shall be subject to such instructions as may be issued by us from time to time.

             5. All Purchase Orders are subject to acceptance by us and confirmation by the Company or its Transfer Agent. We reserve the right in our sole discretion to reject any Purchase Order, including contingent or conditional Purchase Orders, in whole or in part. We also reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of Shares, in whole or in part, or to cancel this Agreement.

             6. You agree to purchase Shares only through us or from your customers. Purchases through us shall be made only for the purpose of covering Purchase Orders already received from your customers or for your bona fide investment. Purchases from your customers, if any, shall be at a price that is not less than the applicable net asset value quoted by the Company at the time of such purchase as determined in the manner set forth in the Prospectuses. All transactions in Shares shall be subject to the terms and provisions set forth in the Prospectuses.

             7. Shares purchased hereunder will not be issued in certificated form except where permitted by the applicable Prospectus, upon written request by you or your





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                  customer, and only when payment and proper registration or transfer instructions have been received by the Company or its Transfer Agent.

             8. If a customer's account with a Fund is established without the customer signing an Account Application, you represent that the instructions relating to the registration and shareholder options selected (whether on the Account Application, in some other document or orally) are in accordance with the customer's instructions, and you shall be responsible to the Company, its Transfer Agent and us for any losses, claims, damages or expenses resulting from acting upon such instructions.

             9. If payment for Shares purchased hereunder is not received or made within the applicable time period specified in the governing Prospectus, or if you cancel any order at any time after our acceptance of the Purchase Order, we reserve the right to cancel the sale (or, at our option, to redeem the Shares), in which case you shall be responsible to the Company, its Transfer Agent and us for any losses, claims, damages or expenses resulting from your failure to make payment or cancellation as aforesaid.


             10. You have no authority whatsoever to act as agent for, partner of or participant in a joint venture with the Company or us or any other member of the Selling Group, and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Company the agent of each other. In all transactions in the Shares, you are acting as principal or as agent for your customer and we are acting as agent for the Company and not as principal. We are not responsible for registering or qualifying the Shares for sale in any jurisdiction. We also are not responsible for the issuance, form, validity, enforceability or value of the Company's Shares.

             11. No person is authorized to act for us or to make any representations concerning the Company or its Shares except those contained in the Prospectuses and the Statements of Additional Information, and in sales literature issued by us supplemental to the Prospectuses and Statements of Additional Information ("Sales Literature"). In purchasing Shares through us, you shall rely solely upon the representations contained in the Prospectuses, the Statements of Additional Information and the Sales Literature. We will furnish you, upon request, with a reasonable quantity of copies of the Prospectuses, Statements of Additional Information, Sales Literature and amendments and supplements thereto. You agree that if and when we supply you with copies of any supplements to any Prospectus, you will affix copies of such supplements to all such Prospectuses in your possession, that thereafter you will distribute such Prospectuses only with such supplements affixed, and that you will present Purchase Orders only from persons who have received Prospectuses with such supplements affixed. You agree not to use Sales Literature in connection with the solicitation of Purchase Orders unless accompanied or preceded by the relevant Prospectus.

             12. As compensation, you shall be entitled to receive that portion of any sales load assessed on the purchase of the Shares equal to the dealer allowance, as set forth in the Prospectuses. Sales loads and dealer allowances shall take into account volume discounts, rights of accumulation, letters of intent, certain reinvestments of redemption proceeds, certain reductions for designated persons or groups and exchanges and any other arrangements for the reduction or elimination of sales loads and dealer allowances, all as described in the Prospectuses. You are responsible for obtaining from your customer such information as you deem necessary to establish a reasonable basis for believing that the customer is eligible for any claimed reductions in or elimination of sales loads, and for obtaining from your customer requisite tax identification numbers and certifications. By transmitting Purchase Orders to us or to the Company's Transfer Agent, you shall be deemed to have represented and warranted to us, the Company, and its Transfer Agent that you have a reasonable basis for believing, and do believe, that the customer is eligible for such reduction or elimination and that, unless you advise us otherwise, you have obtained the requisite tax identification numbers and certifications.

             13. As further compensation for distribution-related services performed by you in connection with the distribution of Shares of any of the Funds which have distribution plans in effect under Rule 12b-1 under the 1940 Act that provide for compensation for distribution-related services, you also may receive a periodic fee based upon a percentage of the average daily net asset value of Shares of the respective Funds attributable to you, in accordance with the applicable Distribution Plans as disclosed in the governing Prospectus.

             14. If any Shares are repurchased or tendered for redemption by the Company within seven business days after acceptance by us or the Company of the Purchase Order for such Shares, you shall forfeit the right to and promptly refund to us the full dealer allowance paid or reallowed to you in connection with the original Purchase Order.

             15. You agree to indemnify the Company, its Transfer Agent and us for any losses, claims, damages or expenses arising out of or in connection with any wrongful act or omission by you, your representatives, agents or sub-agents not in accordance with this Agreement, provided that such losses, claims, damages or expenses were not caused by the indemnitees' willful misfeasance, bad faith or gross negligence.

             16. This Agreement shall become effective upon receipt by us of a signed copy hereof, and shall cancel and supersede any and all prior Selling Group Agreements or similar agreements or contracts relating to the distribution of the Shares. Any amendments to this Agreement shall be deemed accepted by you, and will take effect with respect to, and on the date of, any orders placed by you after the date set forth in any notice of amendment sent by us to you. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

             17. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law. We reserve the right to cancel this Agreement at any time without notice if any Shares are offered for sale by you at less than the applicable public offering price as set forth in the Prospectuses.

             18. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of Shares made in the Prospectuses, and to the Rules of Fair Practice of the NASD, which shall control and override any provision to the contrary in this Agreement.

             19. All communications to us shall be sent to us by mail or by confirmed telefacsimile at 111 Center Street, Little Rock, Arkansas 72201. Any notice to you shall be duly given if sent by mail or by confirmed telefacsimile to you at your address as set forth on the signature page hereof. Any party that changes its address shall promptly notify the other party in accordance with the terms of this paragraph.

Date:                                   STEPHENS INC.



                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------

             The undersigned accepts this invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions.

Date:


Address:


Telephone:


Telefacsimile:


By:                                     By:
   ------------------------------          ------------------------------
       (Authorized Signature)                  (Authorized Signature)

   Name:                                   Name:
        -------------------------               -------------------------
   Title:                                  Title:
         ------------------------                ------------------------

             Please execute this Agreement in duplicate and return one copy to Stephens Inc.





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